Exhibit 10(f)

                       AMDAHL CORPORATION

             CORPORATE OFFICER SEVERANCE GUIDELINES

     The Corporate Officer Severance Guidelines ("Severance Guidelines") apply to the Executive Officers and Corporate Vice Presidents of the Company (collectively, "Corporate Officers") in the event of a termination resulting from a change in control or an involuntary termination for reasons other than cause.

     A change in control would include:

     (i) a merger or consolidation in which the Company is not the surviving entity;

     (ii) a sale, transfer or other disposition of all Company assets;

     (iii) a reverse merger in which the Company becomes a subsidiary of another corporation;

     (iv) an acquisition of 25 percent of the vesting power of the Company's outstanding securities;

     (v) an acquisition of sufficient shares which increases the total holdings of a person or group to more than 50 percent of the outstanding securities;

     (vi) an acquisition of sufficient stock to elect an absolute majority of the Board of Directors; or

     (vii)  a hostile take-over.


     During the applicable severance period, the Corporate
Officer will receive the following severance benefits:

     (i)  continuation of base salary;

     (ii) the average bonus payable to active officers of the same salary level on the basis of the Company's attainment of the performance goals established for the fiscal year or years coincident with the severance period;

     (iii)  continued health care and life insurance coverage;

     (iv) vesting of outstanding stock options and restricted stock awards;

     (v)  vesting and pay-out of installments from the Corporate
Officer's short-term account under the Executive Incentive
Performance Plan; and

     (vi) continued vesting in the Corporate Officer's long-term account under the Executive Incentive Performance Plan, with subsequent payout of the vested benefit upon the individual's eligibility for benefit distribution under the plan.

     Duration of Severance Period:

     Time                Reason
     0                   Termination for cause

     1-2 Years           Involuntary termination for other than
                         cause.  (Duration to vary according to
                         performance, contribution over time,
                         service, age, gender and other protected
                         status.)

     1-2 Years           Resignation preceded by specific changes
                         to the terms and conditions of
                         employment.  (Duration to vary according
                         to performance, contribution over time,
                         service, age, gender and other protected
                         status.)

     1 1/2-2 Years       Involuntary termination resulting from
                         change in control.